Exhibit 99.1

Contact:
XenaCare Holdings Frank Rizzo 561-496-6676 frizzo@xenacare.com

XenaCare announces First Quarter Sales for all its products and specifically It’s Over  the  Counter (OTC) Pain reliever Cobroxin

Delray Beach, FL. – April 1, 2010 – XenaCare Holdings, Inc. (OTCBB:XCHO), a company specializing in the branding, marketing and retail distribution of consumer healthcare products including its over-the-counter (OTC) pain reliever, Cobroxin, has generated sales of $ 895,487 for the 1st Quarter of 2010. That is an $837,263 increase over  First Quarter 2009.

“We are extremely pleased with our first quarter sales results , specifically the increased momentum in the roll out of Cobroxin “explained Frank Rizzo President and CEO of XenaCare”.

The Retailers listed below are a sampling of those who currently have Cobroxin products.  Many more Retailers are in various phases of adding Cobroxin to their shelves. We are ahead of schedule in all phases of our National Chain Mass Food and Drug Roll Out as well as 40,000 independent pharmacies who are also in various phases of review.

Cobroxin is the first over-the-counter (OTC) pain reliever clinically proven to treat moderate to severe (Stage 2) chronic pain. Many other Stage 2 drugs require prescriptions, including Tylenol 3, Percocet, and Vicodin. Cobroxin is currently available as an Advanced Oral Spray for treating migraine headaches, neck aches, shoulder pain, cramps, lower back pain, and neuralgia and is also available as an Advanced Topical Gel for treating joint pain and pain associated with repetitive stress and arthritis.

Additional benefits to Cobroxin include:

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All Natural

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Non-Addictive

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Non-Narcotic

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Non-Opiate

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Long Lasting

In 2009, XenaCare received the exclusive license from Nutra Pharma Corporation to market and distribute Cobroxin in the United States. XenaCare currently sells Cobroxin in food and drugstores nationwide, including:

AMAZON.COM	BENCHMARK
AMERIMARK	DR. LEONARD’S
KINNEY DRUG	DRUGSTORE.COM
CDMA	EVITAMINS
DERMADOCTOR	HARDTOFIND BRANDS
DRUG EMPORIUM	JOHNSON SMITH
DUANE READE	MAX-WELLNESS
HANNAFORD	NATURAL HEALTH CENTER
HD SMITH	OVERSTOCK.COM
IMPERIAL DISTRIBUTORS	UNIVERSAL DIRECT (SUPPORT PLUS)
KERR DRUG	WALGREENS *
VITAMIN PURITAN PRIDE	WINN DIXIE
QUICK2YOU	MUTUAL DRUG CO.
VALUE DRUG

* Available May 1, 2010

About XenaCare Holdings

XenaCare Holdings, Inc. engages in branding, formulation, marketing, and distribution of nutrition supplement products primarily in the United States. In addition to Cobroxin, for the treatment of moderate to severe (Stage 2) chronic pain, the Company’s clinical products include XenaCor, which supports the lowering of serum cholesterol, C-reactive protein, and homocysteine levels to support cardiovascular health; XenaTri for lowering triglycerides and raising HDL to support cardiovascular health; and XenaZyme Plus that increases the body’s oxygen carrying capacities designed to support digestion. In addition, the company offers formulations for the lifestyle performance market, which consists of a sports line for athletes, including SunPill that is formulated to protect the skin when exposed to damaging ultraviolet rays. XenaCare markets its products through the Internet as well as pharmacies. The company was founded in 2001 and is based in Delray Beach, Florida.

http://www.XenaCareHoldings.com
http://www.Cobroxin.com

Cautionary Note Concerning Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding our plans for specific advertising and marketing campaigns supporting Cobroxin are  forward looking statement and subject to change. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s current plans. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, the risks described in greater detail in filings made by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov.